     As filed with the Securities and Exchange Commission on March 22, 2000
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            BLUESTONE SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                            22-2964141
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

                            BLUESTONE SOFTWARE, INC.

                                300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113

                    (Address of Principal Executive Offices)

                            -------------------------
                            BLUESTONE SOFTWARE, INC.
                          DIRECTORS' COMPENSATION PLAN
                            (Full Title of the Plan)

                         -------------------------------
                            PAUL T. PORRINI, ESQUIRE
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            BLUESTONE SOFTWARE, INC.
                                300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113
                     (Name and address of agent for service)

                                 (610) 915-5005
          (Telephone number, including area code, of agent for service)

                                    copy to:

                          MICHAEL P. GALLAGHER, ESQUIRE
                               PEPPER HAMILTON LLP
                         1235 WESTLAKES DRIVE, SUITE 400
                                BERWYN, PA 19312

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO                    AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
    BE REGISTERED                         REGISTERED(1)          SHARE                PRICE           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
----------------------------------------------------------------------------------------------------------------------
Underlying outstanding options granted
under the Directors' Compensation Plan          10,936           $23.13(2)            $252,950(2)            $67
----------------------------------------------------------------------------------------------------------------------
Subject to future grants under the
Directors' Compensation Plan                    145,314          $52.50(3)          $7,628,985(3)         $2,015
----------------------------------------------------------------------------------------------------------------------
          TOTAL                                 156,250                                                   $2,082
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------
(1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable by reason of any stock dividend, stock, split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the price at which options may be exercised.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on a share price of $52.50, the average of the high and low sales price of the Registrant's common stock as reported on the Nasdaq National Market on March 21, 2000.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Bluestone Software, Inc. (the "Registrant") Directors' Compensation Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION.

         The Registrant will furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Bluestone Software, Inc., 300 Stevens Drive, Philadelphia, Pennsylvania,
Attention: Investor Relations Department, telephone number: (610) 915-5000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Registrant and the Plan hereby incorporate by reference in this Registration Statement the following documents:

              (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on February 15, 2000, as amended;

              (b) The description of the Registrant's common stock, which is incorporated by reference from the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC on July 7, 1999, including all amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.

         All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant's bylaws provide that the Registrant, to the full extent permitted by Section 145 of the Delaware General Corporation Law, shall indemnify all past and present directors, officers, employees and agents of the Registrant who were or are parties or are threatened to be made parties to or are involved in any action, suit or proceeding against all expenses, liability and losses in connection with such proceeding. Such expenses may be paid by the Registrant in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's certificate of incorporation provides that no director of the Registrant shall be liable to the Registrant for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends on or redemption of the Registrant's capital stock or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant has obtained a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:



Exhibit Number             Description
--------------             -----------
5                   Opinion of Pepper Hamilton LLP.

10.1                Directors' Compensation Plan (incorporated by reference to exhibit 10.2 in the Registrant's Registration Statement on Form
                    S-1 (File No. 333-82213) filed with the Securities and Exchange
                    Commission on July 2, 1999).

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of Pepper Hamilton LLP (included in Exhibit 5 of this
                    Registration Statement).

24                  Power of Attorney (included on the Signature Page).


ITEM 9.  UNDERTAKINGS.

         (a)       The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania on the date indicated.


                                  BLUESTONE SOFTWARE, INC.

Date:  March 22, 2000             By: /s/ P. Kevin Kilroy
                                      ------------------------------
                                      P. Kevin Kilroy, President and
                                      Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P. Kevin Kilroy and S. Craig Huke and each of them, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 and other registration statements related to this Form S-8 by virtue of General Instruction E thereto, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the SEC, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated and on the 22nd day of March, 2000.

NAME                           TITLE

/s/ P. Melan Baiada            Chairman of the Board of Directors
------------------------
P. Melan Baiada

/s/ P. Kevin Kilroy            President and Chief Executive Officer and
------------------------       Director (Principal Executive Officer)
P. Kevin Kilroy

/s/ S. Craig Huke              Senior Vice President and Chief Financial
------------------------       Officer (Principal Financial and Accounting
S. Craig Huke                  Officer)

/s/ Gregory M. Case            Director
------------------------
Gregory M. Case

/s/ William C. Hulley          Director
------------------------
William C. Hulley

/s/ Andrew J. Filipowski       Director
------------------------
Andrew J. Filipowski

/s/ Paul E. Blondin            Director
------------------------
Paul E. Blondin

                                  EXHIBIT INDEX


Exhibit Numbers             Description
---------------             -----------
5                           Opinion of Pepper Hamilton LLP.

23.1                        Consent of Arthur Andersen LLP.
